UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 6, 2021

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 E. 5th Street, Suite 300

Fort Worth, Texas

(Address of Principal Executive Offices)

76102

(Zip code)

(817) 529-0059

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 5.07 below, which is hereby incorporated by reference, a Special Meeting of the Stockholders of Contango Oil & Gas Company (the “Company” or “Contango”) was held on December 6, 2021. At the meeting, the Company’s stockholders approved the issuance of additional shares of Company common stock under the amendment (the “Amendment”) to the Company’s Amended and Restated 2009 Incentive Compensation Plan (the “Plan”), including an amount as necessary to effectuate the treatment of the Company’s outstanding equity awards in the manner contemplated by the Transaction Agreement (as defined below). The Amendment increases the number of shares of Company common stock authorized for issuance under the Plan by 11,500,000 from 12,500,000 shares to 24,000,000. The Amendment makes no other changes to the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of the Stockholders of the Company was held on December 6, 2021, in person at City Club of Fort Worth, 301 Commerce Street, Fort Worth, Texas 76102 at 9:00 a.m. (Central Time). The following are the final voting results and a brief description of each matter submitted to the Company’s stockholders at that meeting. Each proposal is described in more detail in proxy statement/prospectus the Company filed with the Securities and Exchange Commission on November 3, 2021 (the “Proxy/Prospectus”). As of October 15, 2021, the record date of the Special Meeting, there were a total of 201,175,841 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 148,356,285 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting; therefore, a quorum was present.

Proposal 1: Approval and Adoption of the Transaction Agreement. The Company’s stockholders approved and adopted the Transaction Agreement, dated as of June 7, 2021 (the “Transaction Agreement”), by and among the Company, Independence Energy LLC, IE PubCo Inc., a Delaware corporation (“Crescent”), IE OpCo LLC, a Delaware limited liability company and operating subsidiary of Crescent, IE C Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Crescent, and IE L Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Crescent, including the Contango Merger (as defined in the Proxy/Prospectus) and the other Transactions (as defined in the Proxy/Prospectus) contemplated thereby, by the following vote:

For	Against	Abstain
140,545,379	7,739,091	71,815

Proposal 2: Approval of Additional Share Issuance. The Company’s stockholders approved the issuance of additional shares of Company common stock under the Amendment to the Plan, including an amount as necessary to effectuate the treatment of the Company’s outstanding equity awards in the manner contemplated by the Transaction Agreement, by the following vote:

For	Against	Abstain
135,228,586	12,986,778	140,921

Proposal 3: The Compensation Advisory Vote. The Company’s stockholders approved, on an advisory basis, the compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Transactions by the following vote:

For	Against	Abstain
123,510,205	24,609,432	236,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: December 6, 2021	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial and Accounting Officer